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                                                                   Exhibit 10.37


             SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
                     (EX-IM BANK-GUARANTEED LINE OF CREDIT)

      This is the Sixth Amendment to Amended and Restated Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit) effective as of November 30, 2003 (this "AMENDMENT") and entered into between DREW SCIENTIFIC, INC. a Texas corporation d/b/a Danam Electronics and f/k/a MWI, Inc. (the "BORROWER") and BANK OF AMERICA, N.A. (the "BANK").

                                   BACKGROUND

      A. The Borrower and the Bank entered into a certain Revolving Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit) dated as of June 1, 2000, as amended by the certain First Amendment to Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit) dated as of April 3, 2001, as amended by the certain Second Amendment to Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit) dated as of June 30, 2001, as amended and restated effective on September 30, 2001 by the certain Amended and Restated Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit), as further amended by the certain First Amendment to Amended and Restated Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit) dated as of January 7, 2002, as further amended by the certain Second Amendment to Amended and Restated Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit) dated as of July 8, 2002, as further amended by that certain Third Amendment to Amended and Restated Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit) dated as of September 5, 2002 but effective August 30, 2002, as further amended by the certain Fourth Amendment to Amended and Restated Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit) dated as of October 2, 2002 but effective as of September 30, 2002, and as further amended by that certain Fifth Amendment to Amended and Restated Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit) effective as of September 30, 2003 (collectively, the "ORIGINAL LOAN AGREEMENT"). The Original Loan Agreement as amended by this Amendment shall be referred to herein as the "LOAN AGREEMENT."

      B. The Borrower has executed in favor of the Bank a certain Seventh Amended and Restated Revolving Promissory Note in the principal amount of $2,000,000.00 effective on September 30, 2003 (the "NOTE").

      C. The Borrower was formerly known as "MWI, Inc." and has changed its name to Drew Scientific, Inc., pursuant to Articles of Amendment adopted effective October 1, 2002.

      D. The Borrower has requested that the Bank extend the maturity date of the Note and make certain other changes, and the Bank has agreed to do so upon the terms and conditions set forth herein.

                                    AGREEMENT

      Now, therefore, in consideration of the premises and the mutual agreements contained herein, the parties agree to amend the Loan Agreement on the following terms and conditions:

      SECTION 1. DEFINITIONS. All terms used herein as defined terms that are not defined herein shall have the meanings ascribed to them in the Loan Agreement, unless the context specifically requires otherwise.

      SECTION 2. AMENDMENTS TO ORIGINAL LOAN AGREEMENT. The following amendments are hereby made to the Original Loan Agreement:

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      (A) The definition of the "Availability Period" in Section 1.1 of the
Original Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "AVAILABILITY PERIOD means the period commencing on the date of this Agreement and ending on May 31, 2004."

      (B) The definition of the "Note" in Section 1.1 of the Original Loan Agreement is hereby and amended and restated in its entirety to read as follows:

          "NOTE means the Eighth Amended and Restated Revolving Promissory Note effective on November 30, 2003 by the Borrower in favor of the Bank in the amount of $2,000,000.00 evidencing the line of credit established hereby."

      (C) Subsection (c) of Section 2.2 of the Original Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "(c) Advances under the line of credit will bear interest at a rate per annum equal to the Prime Rate plus 400 basis points."

      (D) Section 6.11 of the Original Loan Agreement is hereby amended and restated in its entirety to read as follows:

           "6.11 Collection of Export-Related Accounts Receivable: Payments.

                  (a) Until the Bank notifies the Borrower to the contrary, the
            Borrower shall make collection of all Export-Related Accounts Receivable and other Collateral for the Bank, shall receive all payments as the Bank's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of the Borrower at a clearing bank acceptable to the Bank, subject to a Cash Collateral Account Agreement. On or prior to the date hereof, the Borrower shall establish a lock-box service for collections of Export-Related Accounts Receivable at a Clearing Bank acceptable to the Bank and subject to a Blocked Account Agreement and other documentation acceptable to the Bank. The Borrower shall instruct all Export-Related Accounts Receivable account debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrower receives any proceeds of Export-Related Accounts Receivable, it shall receive such payments as the Bank's trustee, and shall immediately deliver such payments to the Bank in their original form duly endorsed in blank or deposit them into a Payment Account, as the Bank may direct. All collections received in any lock-box or Payment Account or directly by the Borrower or the Bank, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Bank's sole control and withdrawals by the Borrower shall not be permitted. The Bank or the Bank's designee may, at any time after the occurrence of an Event of Default, notify Export-Related Accounts Receivable account debtors that the Export-Related Accounts Receivable have been assigned to the Bank and of the Bank's security interest therein, and may collect them directly and charge the collection costs and expenses to the revolving line of credit established by this Agreement and the Note. So long as an Event of Default has occurred and is continuing, the Borrower, at the Bank's request, shall execute and deliver to the Bank such documents as the Bank shall require to grant the Bank access to any post office box in which collections of Export-Related Accounts Receivable are received.

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                  (b) If sales of Export-Related Inventory are made or services are rendered for cash, the Borrower shall immediately deliver to the Bank or deposit into a Payment Account the cash which the Borrower receives.

                  (c) All payments including immediately available funds
            received by the Bank at a bank account designated by it, will be the Bank's sole property for its benefit.

                  (d) In the event the Borrower repays all of the Borrower's obligations to the Bank upon the termination of this Agreement or upon acceleration of such obligations, other than through the Bank's receipt of payments on account of the Export-Related Accounts Receivable or proceeds of the other Collateral, such payment will be credited (conditioned upon final collection) to the Borrower's Loan Account upon the Bank's receipt of immediately available funds.

                  (e) For purposes of this Section 6.11, the term "Payment
            Account" means account number 4774606503 established by the Borrower with the Bank.

      SECTION 3. CONDITIONS PRECEDENT. This Amendment shall become effective upon (a) the execution and delivery of (i) this Amendment by the Borrower and the Bank; (ii) the Note by the Borrower, (iii) the ratification of guaranty by Drew Scientific Group, PLC, (iv) the ratification of guaranty by CDC Acquisition Corp., and (v) the Second Amendment to Intercreditor Agreement by Vertex Financial Corporation, The Texas Mezzanine Fund, Inc., Borrower and Bank; (b) payment of (i) Ex-Im Bank guarantee fee of $20,000.00, and (iii) the reasonable fees and costs of Bank's counsel; and (c) all proceedings required to be taken by the Borrower in connection the transactions contemplated by this Amendment having been taken in form and substance satisfactory to the Bank and its counsel, and the Bank having received all such counterpart originals of this Amendment executed by all parties listed on the signature page(s) and originals, certified or other copies of such other documents as the Bank may reasonably request.

      SECTION 4. REAFFIRMATION. Except as modified hereby, all of terms, covenants and conditions of the Loan Agreement are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written. In addition, all representations and warranties made in the Loan Agreement are true and correct in all material respects as of the date hereof and are hereby reaffirmed. Nothing hereunder is intended, or shall be construed, to be a novation or an accord and satisfaction of any other obligation or liability of the Borrower to the Bank.

      SECTION 5. REPRESENTATIONS AND WARRANTIES: NO DEFAULT. The Borrower represents and warrants to, and agrees with the Bank, that this Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed by a duly authorized officer of the Borrower and constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with the terms hereof. The Borrower hereby certifies that the representations and warranties contained in the Original Loan Agreement continue to be true and correct and that after giving effect to this Amendment no Event of Default and no event has occurred that with notice, lapse of time, or both would become an Event of Default.

      SECTION 6. BINDING EFFECT. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

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      SECTION 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

      SECTION 8. AMENDMENT AND WAIVER. No amendment of this Amendment, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in a writing and signed by the parties hereto.

      SECTION 9. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Texas without reference to conflict of law principles.

      SECTION 10. SEVERABILITY. Any provision of this Amendment this is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end, the provisions of this Amendment are declared to be severable.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

BORROWER:                                          BANK:

DREW SCIENTIFIC, INC./d/b/a DANAM                  BANK OF AMERICA, N.A.
ELECTRONICS

By: /s/ Keith Raymond Drew                         By: /s/ John Clarke
    ------------------------------------               -----------------------
    Keith Raymond Drew                             John Clarke
    President and Chief Executive Officer          Title: VP

and

By: /s/ James B. Acock
    ----------------------------------
    James B. Acock
    Treasurer, Secretary and Chief Financial
    Officer

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